Exhibit 99.1

Triller Group Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

Palm Beach, FL, Aug. 22, 2025 (GLOBE NEWSWIRE) -- Triller Group Inc. (“Triller”, “Triller Group” or “the Company”) today announced that on August 19, 2025, it received a delinquency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-K for the period ended December 31, 2024, 10-Q for the period ended March 31, 2025, and 10-Q for the period ended June 30, 2025 (the “Delinquent Filings”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

On August 19, 2025, the Company received an extension letter (the “Letter”) from Nasdaq, which has granted a further extension of time to enable the Company to file the Delinquent Filings on or before October 13, 2025.

The Company is working diligently to complete its Delinquent Filings and expects to file its Delinquent Filings as soon as practicable.

About Triller Group Inc.

Triller Group Inc. is a technology powerhouse with a portfolio of high-growth businesses poised to break through in the Creator Economy. Triller App is the most creator focused social platform offering discovery, monetization, and ownership. Supported by Triller Platform, it serves as a cutting-edge social media platform designed for creators, offering innovative tools for content creation, marketing, and brand partnerships. It enables creators to connect with fans, monetize their work, and build meaningful relationships with brands.

Bare Knuckle Fighting Championship (BKFC) stages live and streaming combat sports events that are rapidly gaining popularity with fans globally. With a focus on exciting matchups and high-energy performances, BKFC has established itself as the fastest-growing combat league in the industry. TrillerTV is Triller Group's premier live streaming platform, showcasing a diverse array of in-house and third-party sports and entertainment content. With its robust infrastructure, TrillerTV is committed to delivering high-quality live events that captivate audiences and drive subscriber growth.

Additionally, AGBA serves as a one-stop financial supermarket, providing independent distribution of a wide range of financial products and services. By connecting consumers with essential financial solutions, AGBA enhances Triller Group's ecosystem, making it easier for users to access the tools they need for financial success.

Together, these diverse businesses form a unique and integrated ecosystem that positions Triller Group at the forefront of innovation in social media, live entertainment, combat sports, and financial services. For more information about our businesses, visit www.trillercorp.com and www.agba.com.

Investor & Media Relations:

Bethany Lai

ir@triller.co

Breanne Fritcher

triller@wachsman.com

Details:

Company: www.trillercorp.com

Linkedin: www.linkedin.com/company/triller

X: @Triller_IR

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, the timing and filing of the delayed Annual Report on Form 10-K and the Company’s ability to regain compliance with applicable Nasdaq rules. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.